Exhibit 22.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated May 3, 2002, on our audit of the financial statements of Blue Marble World, Inc. as of February 28, 2002 and for the year ended February 28, 2002 and for the period October 1, 2000 (inception) to February 28, 2001. We also consent to the reference to our firm under the caption "Experts".



/s/ Feldman Sherb & Co., P.C.


New York, New York
May 6, 2001